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                                                                   Exhibit 10.09

                               RETENTION AGREEMENT


      AGREEMENT by and between NASHUA CORPORATION, a Delaware corporation (the "Company") and JOSEPH I. GONZALEZ-RIVAS (the "Executive"), dated as of the 24th day of October, 1997.

      The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company or the sale of the operations for which the Executive has managing responsibility. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control or the possibility of such a sale and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control or the possibility of such a sale, and to provide the Executive with compensation and benefits arrangements upon a Change of Control or such a sale which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

      NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

      1. CERTAIN DEFINITIONS. (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (2) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

      (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

      2. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:




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      (a)   The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of l934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a "Person") of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), PROVIDED, HOWEVER, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

      (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

      (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

      (d) (i) a complete liquidation or dissolution of the Company or of (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting



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securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

      3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

      4. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

      (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

      (b) COMPENSATION. (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase



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and the term Annual Base Salary as utilized in this Agreement shall refer to
Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" includes any company controlled by, controlling or under common control with the Company.

      (ii) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year beginning or ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average bonus paid or payable, including by reason of deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs (annualized for any fiscal year during the Employment Period consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

      (iii) INCENTIVE, SAVINGS AND RETIREMENT PLANS. In addition to Annual Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive, savings and retirement benefit opportunities, in each case, less favorable, in the aggregate, than (x) the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or (y) if more favorable to the Executive, those provided at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

      (iv) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally applicable to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than (x) the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or (y) if more favorable to the Executive, those provided at any time after the Effective Date generally to other peer executives of the Company and its affiliated companies.

      (v) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.



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      (vi)  FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      (vii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      (viii) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer incentives of the Company and its affiliated companies.

      5. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 14(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

      (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" means
(i) an action taken by the Executive involving willful and wanton malfeasance involving specifically a wholly wrongful and unlawful act, or (ii) the Executive being convicted of a felony.

      (c) GOOD REASON. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:



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      (i)   the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

      (ii)  any failure by the Company to comply with any of the provisions of
Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

      (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof;

      (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

      (v) any failure by the Company to comply with and satisfy Section 13(c) of this Agreement.

      For purposes of this Agreement, any good faith determination of Good Reason made by the Executive shall be conclusive.

      (d) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). In the case of a termination of the Executive's employment for Cause, a Notice of Termination shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination. The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder.



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      (e)   DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
(ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be. If before or during the Employment Period the Executive's employment is terminated by the Company due to the sale of the operations for which the Executive had managing responsibility (whether or not the purchaser employs the Executive after the closing of the transaction), the date such termination occurs shall constitute the Date of Termination. For the purposes of this Agreement, the term "the sale of the operations for which the Executive had managing responsibility" does not include a transfer of the operations to a joint venture or entity which is 50% or more controlled by the Company.

      6. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the following obligations: (i) payment of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (ii) payment of the product of (x) the greater of (A) the Annual Bonus paid or payable, including by reason of deferral, (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) for the most recently completed fiscal year during the Employment Period, if any, and (B) the Recent Annual Bonus (such greater amount hereafter referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (iii) payment of any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (the amounts described in paragraphs (i), (ii) and (iii) are hereafter referred to as "Accrued Obligations"). All Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. In addition, the Executive's estate or designated beneficiaries shall be entitled to receive the Executive's Annual Base Salary for 12 months; PROVIDED, HOWEVER, that such payments of Annual Base Salary shall be reduced by any survivor benefits paid to the Executive's estate or designated beneficiary under the Retirement Plan. Anything in this Agreement to the contrary notwithstanding, the Executive's estate and family shall be entitled to receive benefits at least equal to the most favorable benefits provided generally by the Company and any of its affiliated companies to the estates and surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect generally with respect to other peer executives and their estates and families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death generally with respect to other peer executives of the Company and its affiliated companies and their families.




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      (b)   DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. In addition, the Executive shall be entitled to receive the Executive's Annual Base Salary for the balance of the Employment Period; PROVIDED, HOWEVER, that such payments of Annual Base Salary shall be reduced by any benefits paid to the Executive under the Retirement Plan by reason of Disability. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

      (c) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

      (d) GOOD REASON; OTHER THAN FOR CAUSE OR DISABILITY. If, (1) during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate employment during the Employment Period for Good Reason or (2) before or during the Employment Period the Executive's employment is terminated by the Company due to or in anticipation of the sale of the operations for which the Executive had managing responsibility (whether or not the purchaser employs the Executive after the closing of the transaction):

      (i) The Company shall pay to the Executive in a lump sum in cash within 60 days after the Date of Termination, and subject to receiving an executed irrevocable Release as described in Section 10, the aggregate of the following amounts:

            A.    all Accrued Obligations; and

            B. the product of (x) two and (y) the sum of (i) Annual Base Salary and (ii) the Highest Annual Bonus; and




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            C.    a lump-sum retirement benefit equal to the difference between
                  (a) the actuarial equivalent of the benefit under the Nashua Corporation Retirement Plan for Salaried Employees (the "Retirement Plan") and any supplemental and/or excess retirement plan providing benefits for the Executive (the "SERP") which the Executive would receive if the Executive's employment continued at the compensation level provided for in Sections 4(b)(i) and 4(b)(ii) of this Agreement for the remainder of the Employment Period, assuming for this purpose that all accrued benefits are fully vested, and (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP; for purposes of determining the amount payable pursuant to this Section 6(d)(i)C the accrual formulas and actuarial assumptions utilized shall be no less favorable than those in effect with respect to the Retirement Plan and the SERP during the 90-day period immediately prior to the Effective Date; and

      (ii) for the remainder of the Employment Period or for one year following termination of employment before the Employment Period due to the sale of the operations for which the Executive had managing responsibility, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

      7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

      8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any



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set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of l986, as amended (the "Code").

      9. OTHER AGREEMENTS, SUPERSESSION AND CREDITING. The parties agree that this Agreement supersedes the Employment Agreement between the parties dated as of March 4, 1996 which is null and void. Any payments made to Executive by the Company relating to the Executive's termination of employment under any other agreement, policy, understanding or letter (including but not limited to employment agreements, severance agreements and job abolishment policies) shall be credited toward payments made under this Agreement. Any payments made to Executive by the Company relating to the Executive's termination of employment under this Agreement shall be credited toward payments made under any other agreement, policy, understanding or letter (including but not limited to employment agreements, severance agreements and job abolishment policies).

      10. RELEASE. Prior to receipt of the payment described in Section 6(d)(i) the Executive shall execute and deliver a Release to the Company as follows:

      The Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, agents and employees, including, but not limited to, all claims arising out of his employment, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C., ss.621 ET SEQ., the Americans With Disabilities Act, 42 U.S.C., ss.12101 ET SEQ., the New Hampshire Law Against Discrimination, N.H. Rev. Stat. Ann. ss.354-A:1 ET SEQ. and similar state antidiscrimination laws, damages arising out of all employment discrimination claims, wrongful discharge claims or other common law claims and damages, provided, however, that nothing herein shall release the Company from Executive's Stock Option Agreements. The Release shall also contain, at a minimum, the following language:

                  The Executive acknowledges that he has been given twenty-one
                  (21) days to consider the terms of this Release and that the Company advised him to consult with an attorney of his own choosing prior to signing this Release. The Executive may revoke this Release for a period of seven (7) days after the execution of the Release and the Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

At the same time, the Company shall execute and deliver a Release to the Executive as follows:

            The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Executive from any and all claims which it ever had or now has against the Executive, other than for intentional harmful acts.

      11. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

      12. ARBITRATION. Any controversy or claim arising out of this Agreement shall be settled by binding arbitration in accordance with the commercial rules, policies and procedures of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered in any court of law having jurisdiction thereof. Arbitration shall take place in Nashua, New Hampshire at a mutually convenient location.

      13. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

      (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      14. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive:
      --------------------

                  Joseph I. Gonzalez-Rivas
                  19 The Flume
                  Amherst, NH  03031

      If to the Company:
      ------------------

                  Nashua Corporation
                  44 Franklin Street
                  Nashua, New Hampshire 03060
                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (e) The Executive's failure to insist upon strict compliance with any provision hereof or the failure to assert any right the Executive may have hereunder, including, without limitation, the right to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v), shall not be deemed to be a waiver of such provision or right or any other provision or right thereof.

      (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Effective Date or the commencement of the sale of the operation for which the Executive has responsibility, the Executive's employment may be terminated by either the Company or the Executive at any time. If the Executive's employment is terminated prior to the

Effective Date or the commencement of the sale of the operation for which the Executive has responsibility, the Executive shall have no further rights under this Agreement.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


NASHUA CORPORATION                                EXECUTIVE



By  /s/ Gerald G. Garbacz                         /s/ Joseph I. Gonzalez-Rivas
   --------------------------------------        ------------------------------
   President and Chief Executive Officer         Name: Joseph I. Gonzalez-Rivas